                                                                    EXHIBIT 10.9











                       ORANGE AND ROCKLAND UTILITIES, INC.

                              CONSOLIDATED BILLING

                                       AND

                              ASSIGNMENT AGREEMENT

                                TABLE OF CONTENTS

COMMON TERMS AND CONDITIONS...................................................2

   1.1      INCORPORATION BY REFERENCE........................................3
   1.2      TERM..............................................................3

CONSOLIDATED BILLING ARRANGEMENTS.............................................4

   2.1      ASSIGNMENT OF ESCO'S ACCOUNTS RECEIVABLES.........................4
   2.2      ESCO OBLIGATIONS..................................................4
   2.3      REPRESENTATIONS AND WARRANTIES....................................5
   2.4      O&R BILLING SERVICE...............................................7
   2.5      CONSOLIDATED BILLING SERVICE FEE.................................12

MISCELLANEOUS................................................................13

   3.1      RESOLUTION OF DISPUTES...........................................13
   3.2      NOTICES..........................................................13
   3.3      TERMINATION OF AGREEMENT.........................................14
   3.4      FORCE MAJEURE....................................................15
   3.5      AMENDMENTS.......................................................16
   3.6      ASSIGNMENT.......................................................16
   3.7      PRIOR AGREEMENTS SUPERSEDED......................................16
   3.8      WAIVER AND MODIFICATION..........................................17
   3.9      APPLICABLE LAW AND FORUM.........................................17
   3.10     SEVERABILITY.....................................................17
   3.11     AGENCY...........................................................18
   3.12     NOT FOR THE BENEFIT OF THIRD PARTIES.............................18

                  CONSOLIDATED BILLING AND ASSIGNMENT AGREEMENT
                           COMMON TERMS AND CONDITIONS

         This Consolidated Billing and Assignment Agreement ("Agreement") is made and entered into this _____ day of __________, 200__, by and between Orange and Rockland Utilities, Inc., a New York corporation having its principal office at One Blue Hill Plaza, Pearl River, New York 10965 ("O&R"), and _____________________, a ______________________ corporation, having an office at
________________________ ("ESCO"), both O&R and the ESCO hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party".

                                   WITNESSETH:

         WHEREAS, O&R has implemented retail access programs, as described in its Schedule for Electricity Service, P.S.C. No. 2 - Electricity, and Schedule for Natural Gas Service, P.S.C. No. 4 - Gas, (together "Tariff") and in its Electric and Gas Operating Procedures ("Operating Procedures"), under which O&R's retail customers may purchase natural gas and/or electricity from an energy services company or gas marketer ("energy services company");

         WHEREAS, ESCO has been deemed approved by the New York State Department of Public Service ("NYDPS") to act as an energy services company and has met any requirements established by O&R to be an energy services company authorized to sell natural gas and/or electricity to O&R's retail customers under the retail access programs;

         WHEREAS, ESCO has requested that O&R render a consolidated single monthly bill to its retail access customers for both the ESCO's commodity supply and O&R's delivery services; and

         WHEREAS, O&R agrees to provide such consolidated billing service on behalf of the ESCO subject to the terms and conditions of this Agreement, the ESCO Operating Agreement(s), the Operating Procedures and the Tariff; and

         WHEREAS, ESCO desires that O&R accept assignment of all amounts billed by O&R on ESCO's behalf and make payments to ESCO relating to such assignment.

         NOW, THEREFORE, in consideration of the premises and mutual promises set forth below, O&R and ESCO, intending to be legally bound, hereby covenant, promise and agree as follows:

                                    ARTICLE I

              TARIFF AND OPERATING PROCEDURES AND TERM OF AGREEMENT

1.1      INCORPORATION BY REFERENCE

         The terms and conditions of the Tariff, Operating Agreements, Operating Procedures, and the New York Public Service Commission's ("NYPSC") Uniform Business Practices ("UBPs"), as applicable, are fully incorporated in this Agreement except as is otherwise expressly provided herein.

1.2      TERM

         This Agreement shall commence on the date set forth above ("Effective Date") and will remain in effect until terminated (i) in accordance with its terms, (ii) by an order of the NYPSC, or (iii) if the ESCO Operating Agreement(s) between the Parties is (are) terminated.

                                   ARTICLE II

                        CONSOLIDATED BILLING ARRANGEMENTS

2.1      ASSIGNMENT OF ESCO'S ACCOUNTS RECEIVABLES

         ESCO hereby assigns to O&R its rights in all amounts due from all of its retail access customers ("Customers") on consolidated bills issued by O&R on and after the Effective Date of this Agreement and any amounts due from its Customers on consolidated bills issued previously under any prior consolidated billing services agreement with O&R ("Customers' Accounts"). ESCO hereby grants O&R a security interest in said Customers' Accounts and authorizes O&R to file, on behalf of ESCO, all financing statements and other documents necessary to perfect said security interest.

2.2      ESCO OBLIGATIONS

         A. ESCO will provide O&R a single rate ($/kWh and/or $/ccf) to be charged each Customer for each unit of electricity and/or gas supply consumed by that Customer. Rates may differ from Customer to Customer. The rate provided by ESCO will be used by O&R for billing purposes for the next bill issued to the Customer and every bill thereafter until changed by ESCO no later than 10 calendar days prior to the Customer's next scheduled meter read date.

         B. ESCO will submit the monthly billing information to O&R in an electronic format prescribed by O&R identifying the name, O&R account number and unit rate(s) for each Customer.

         C. ESCO will satisfy all other obligations set forth in the Operating Procedures.

         D. ESCO will furnish O&R with an affidavit from an officer of ESCO representing that ESCO has notified its current non-residential customers and will notify its future non-residential Customers that O&R is permitted to disconnect the non-residential Customer for nonpayment of the ESCO charges. ESCO will indemnify O&R for any cost, expense, or penalty if any Customer's service is discontinued for nonpayment and the Customer establishes that it did not receive such notification.

2.3      REPRESENTATIONS AND WARRANTIES

         ESCO makes the following representations and warranties to O&R:

         A. The information provided in the O&R Application Form for Qualified Seller Service under Gas Service Classification No. 11 and/or the Electric ESCO Operating Agreement is correct as of the Effective Date, and ESCO will promptly inform O&R of any changes in such information.

         B. ESCO is in compliance with all of the requirements set forth in Appendix B of NYPSC Opinion 97-5 and will continue to be in compliance with such requirements and all subsequently adopted regulatory requirements throughout the term of this Agreement.

         C. No material changes in the data contained in ESCO's initial eligibility application filing with the NYDPS have occurred or will occur, except such changes as have been or will be reported to the NYDPS.

         D. Throughout the term of this Agreement, ESCO will adhere to its own policies and procedures as set forth in its retail access application form filed with the NYDPS, as updated from time to time.

         E. ESCO will not, either directly or indirectly, engage in, participate in or encourage or assist others to engage or participate in the practice of transferring customers without authorization, commonly referred to as "slamming."

         F. [WITH THE EXCEPTION OF A SECURITY INTEREST FILED BY SECURED CREDITOR (AS DEFINED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE), FOR WHICH SECURED CREDITOR HAS SUBORDINATED TO O&R ITS SECURITY INTEREST IN ESCO'S CUSTOMER RECEIVABLES AND IN AMOUNTS NETTED BY O&R FROM ITS REMITTANCES TO ESCO,] no third party has any right, title or interest to any Customers' Accounts (as defined in Section 2.1 above) assigned by ESCO hereunder to O&R, and ESCO undertakes that, [WITH THE EXCEPTION OF THE SECURED CREDITOR SECURITY INTEREST REFERENCED HEREIN], it shall not allow any interest or permit any third party to assert a claim of right, title or interest on those Accounts or any new Customers' Accounts opened during the term of this Agreement.

2.4      O&R BILLING SERVICE

         A. O&R will render ESCO's Customers a consolidated bill for both ESCO's commodity supply (electricity and/or natural gas) and O&R's energy delivery services on a monthly basis. O&R will calculate the Customer's ESCO charges for billing purposes by multiplying the Customer's monthly consumption by the rate provided by ESCO pursuant to Section 2.2 (A) of this Agreement.

         B. The consolidated bill will display the amount and price of the commodity sold by ESCO and the ESCO's identity. O&R's charges will be reflected in the manner prescribed in the Tariff.

         C. O&R will perform cycled meter readings in accordance with its business practices. In the event an actual meter reading cannot be obtained, O&R shall estimate the Customer's consumption for billing purposes in accordance with applicable PSC regulations. The consolidated bill will be issued in accordance with the established meter reading cycles for the applicable account. If the meter read date for a particular Customer changes, O&R will notify ESCO of same.

         D. O&R will receive and process Customers' payments. O&R will perform collection activities on Customers' accounts in conformity with the Home Energy Fair Practices Act ("HEFPA") with respect to residential customers and in accordance with Part 13 of 16 NYCRR with respect to non-residential customers.

For non-residential Customers, O&R shall disconnect its delivery service and the ESCO commodity service where: (i) the Customer fails to make full payment of all amounts due on the consolidated billing; (ii) O&R purchased the ESCO receivable; and (iii) the ESCO furnishes O&R an affidavit as described in Section 2.2 (D) herein.

         Any Customer payment or portion thereof that is billed by O&R under this Agreement and received by ESCO from Customer shall be held by ESCO in trust as the property of O&R and shall be immediately remitted in full to O&R within five (5) business days without any deduction or set-off by ESCO.

         E. Within five (5) business days, O&R will notify ESCO if (i) O&R terminates a Customer for non-payment; or (ii) Customer voluntarily closes its O&R account.

         F. O&R will treat all information received from ESCO as confidential and will not share the information with any third party. In the event that disclosure is required by a governmental body, court or applicable law, O&R may disclose such information to the extent so required, but shall promptly notify ESCO prior to disclosure and shall cooperate (consistent with its legal obligations) with ESCO's efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of ESCO.

         G. Beginning in the second (2nd) calendar month following commencement of consolidated billing under this Agreement, O&R will remit payment to ESCO, via wire transfer to a bank (or other mutually agreed to depository or payee) designated in writing by ESCO, on the 20th calendar day of the month (or the next following business day if the 20th falls on a Saturday, Sunday, or public holiday) of all undisputed ESCO charges billed to Customers in the previous calendar month. An amount is deemed disputed if the Customer contacts O&R questioning the validity of ESCO's unit commodity rate or ESCO's service to the Customer. A Customer's claim of either inability to pay or inaccurate meter reading shall not constitute a dispute for purposes of O&R's obligation to pay ESCO amounts billed for its commodity supply.

         O&R will notify ESCO within 24 hours of its receipt of notification by a Customer of the latter's refusal to pay the ESCO charges billed due to an unresolved dispute between ESCO and the Customer. O&R will pay ESCO for resolved disputed ESCO charges within five (5) business days of O&R's receipt of payment from the Customer.

         H. Subject to the NYPSC UBPs, O&R may, at its option, reject requests for or discontinue consolidated billing for any Customers' Accounts that are at least 38 calendar days past due, unless the past due amount is subject to a Deferred Payment Agreement and the customer is fulfilling its Deferred Payment Agreement obligations.

         I. O&R will provide a budget billing option to Customers for the combined ESCO and O&R charges using O&R's budget billing protocol for Full-Service Customers.

         J. O&R's remittance to ESCO in accordance with Section 2.4 (G) shall be net of all amounts owed to O&R by the ESCO for retail access program services and/or other charges in accordance with the applicable provisions of the Tariff or the ESCO Operating Agreements, such as:

         o  Special meter reading fees

         o  Customer energy history fees

         o  Account separation fees

         o  Profile information fees

         o  Consolidated Billing Service fees

         o  Gas imbalance charges

         o  Capacity Release charges

         o  Winter Bundled Sales Service charges

         o  Other PSC-approved Tariff fees and charges

         o Delta amounts not paid by a customer to restore Service pursuant to Public Service Law ss. 32(5)(d).

         K. O&R will provide to the ESCO customer bill information including the commodity usage, the billed amount, and tax information pursuant to Section 2.4
(L) below, for each of the ESCO's Customers with the monthly remittance identified in Section 2.4 (G). O&R shall use Electronic Data Interchange ("EDI") standards, to the extent developed, for transmittal of customer information and may transmit data, in addition to the minimum information required, via EDI or by means of an alternative system.

         ESCO shall notify O&R in writing of any error(s) alleged to be made by O&R in the billed amount for ESCO's customers, including all such errors related to the rate provided by ESCO pursuant to Section 2.2 (A) of this Agreement, within thirty (30) days of the posting of such statement on O&R's electronic bulletin board. In the event ESCO fails to notify O&R in writing of any such error(s) alleged to be made by O&R within thirty (30) days of receiving such billed information from O&R, ESCO waives any claims to loss, injury or damage resulting from such error and O&R shall be relieved of all liability resulting from such error, whether based in contract or tort (including negligence or strict liability). O&R has no responsibilities under this Agreement for errors made by ESCO in the rate information provided to O&R pursuant to Section 2.2(A) herein.

         L. O&R is not responsible for the paying or remitting to the applicable taxing authorities, on behalf of ESCO, of any federal, state or local taxes as a result of this Agreement. Based on information regarding each Customer's tax status supplied by ESCO, O&R will calculate and identify the sales and use tax associated with ESCO's charges and will provide such calculations to ESCO at the same time as the remittance payment is made pursuant to Section 2.4 (G) above. ESCO shall be liable for and pay all such taxes and shall indemnify, defend, and hold harmless O&R from and against any and all liability for such taxes, and any interest and penalties thereon.

         M. ESCO, to the fullest extent allowed by law, shall indemnify, defend and hold harmless and shall reimburse O&R, from and against any and all damages, losses, liabilities, obligations judgments, orders, writs, injunctions, decrees, fines, penalties, taxes, costs, suits, charges, expenses (including attorneys' fees), claims, investigations, proceedings, or causes of action (collectively "Damages") which may at any time be imposed on, incurred by, or asserted against O&R by third parties (including Customers) that are directly or indirectly caused by, arise out of or under, associated with, incident to or in connection with this Agreement , including, but not limited to any of the following: (i) ESCO's acts or omissions regarding Customer Accounts or billing rates; (ii) any claim, demand, cause of action, litigation, suit, proceeding, hearing or investigation (collectively "Claims") by any person for payments based upon any agreement or understanding alleged to have been made by such person, directly or indirectly, with ESCO or any of its representatives, in connection with any of the transactions contemplated by this Agreement; (iii) any Claims with respect to the action or inaction of ESCO or its representatives, which is contrary to the requirements of this Agreement; (iv) any inaccuracy in or other breach of any representation or warranty made by ESCO in this Agreement; (v) any failure by ESCO to perform or comply, in whole or in part, with any covenant, agreement or provision of this Agreement; and (vi) any costs and expenses, including reasonable fees and attorney's fees associated with all Damages incurred by O&R in connection with any Claims subject to indemnification rights as provided herein.

2.5      CONSOLIDATED BILLING SERVICE FEE

         A. O&R will charge ESCO a Consolidated Billing Service fee per bill rendered on behalf of ESCO in accordance with Section 2.5 (B) below. As of the Effective Date of this Agreement, the fee is $0.62 per bill. The fee will be adjusted, as necessary, to comply with any changes approved by the NYPSC.

         B. ESCO's payment of the Consolidated Billing Service fee will be effectuated by a recoupment from remittances due ESCO as provided in Section 2.4
(J).

         C. In the event of termination of this Agreement, O&R shall have the right to retain all Customer payments associated with bills rendered to ESCO's Customers (pursuant to Section 2.4 above) prior to the date of termination, and

O&R shall make the appropriate remittance payments to ESCO associated with those bills in accordance with Section 2.4 (G) and (J). To the extent that amounts owed to O&R by the ESCO for retail access program services and/or other charges in accordance with the applicable provisions of the Tariff or the ESCO Operating Agreements exceed Customer payments, either upon termination of this Agreement or at any time during the course of the Agreement, O&R shall invoice ESCO for any and all amounts due to O&R and ESCO shall pay such invoice pursuant to the terms and conditions set forth in Section 7 of the NYPSC UBPs as incorporated in the Operating Procedures.

                                   ARTICLE III

                                  MISCELLANEOUS

3.1      RESOLUTION OF DISPUTES

         If a dispute arises between Parties, including those issues requiring NYPSC action, the dispute resolution process set forth in the NYPSC UBPs will be followed.

3.2      NOTICES

         Any notice to be provided pursuant to the terms of this Agreement will be deemed given, and any other document to be delivered hereunder will be deemed delivered, if in writing and (i) delivered by hand, (ii) deposited for next-business day delivery (fee prepaid) with a reputable overnight delivery service such as Federal Express, or (iii) mailed by certified mail (return receipt requested) postage prepaid, addressed to the recipient at the address set forth below for that Party (or at such other address as that Party may from time to time designate by giving notice thereof).

Notice to:

                  Orange and Rockland Utilities, Inc.
                  Manager - Retail Access
                  390 W. Route 59
                  Spring Valley, NY 10977
                  Telephone #: 845-577-3121
                  Fax # 845-577-3602
                  E-Mail: ciglianoc@oru.com

         and to:


                  ESCO

                  -----------------------------

                  -----------------------------
                  Attn:
                  -----------------------------
                  Telephone #:
                  -----------------------------
                  Fax #
                  -----------------------------
                  E-Mail:
                  -----------------------------



3.3      TERMINATION OF AGREEMENT

         O&R shall have the right to terminate this Agreement on thirty (30) days' written notice to ESCO; provided, however, that this Agreement may be terminated: (i) on one (1) day's written notice if the ESCO Operating Agreement(s) is terminated for any reason; (ii) on not less than fifteen (15) days' written notice if ESCO breaches any of the representations and warranties set forth in Section 2.3 above or any of the other provisions of this Agreement and does not cure said breach within the fifteen-day period; or (iii) on one (1) day's written notice following issuance of an order or ruling by the NYPSC materially impacting any of the terms or conditions herein. In the latter instance, O&R will offer ESCO an alternative consolidated billing arrangement to replace the one provided for in this Agreement, to the extent that the NYPSC requires utilities to provide consolidated billing services. O&R will render ESCO's Customers a consolidated bill for ESCO's commodity supply provided to Customers through the date of termination or expiration of the Billing Agreement.

3.4      FORCE MAJEURE

         Any delay in the performance of any of the duties or obligations of either Party hereto shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any occurrence beyond the reasonable control of a Party which causes such Party to be delayed in or prevented from performing or carrying out any of its obligations under this Agreement and which, by the exercise of due diligence, that Party is unable to prevent, avoid, mitigate, or overcome, including any of the following: any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, ice, explosion, order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities, provided that a Force Majeure Event shall not include lack of finances or change in market conditions. The Party so affected shall give prompt written notice to the other Party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.


3.5      AMENDMENTS

         Notwithstanding any provision of this Agreement, O&R may at any time propose and file with the NYPSC changes to the rates, terms, and conditions of the Tariff, and/or the Operating Procedures. Such amendment or modification will become effective with respect to service pursuant to this Agreement on the date specified by the NYPSC.

3.6      ASSIGNMENT

         Neither Party shall assign any of its rights or obligations under this Agreement without obtaining the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld. No assignment of this Agreement shall relieve the assigning Party of any of its obligations under this Agreement until such obligations have been assumed by the assignee. Any assignment in violation of this Section shall be void.

3.7      PRIOR AGREEMENTS SUPERSEDED

         This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, supersedes any and all previous understandings between the Parties with respect to the subject matter hereof, and binds and inures to the benefit of the Parties, their successors and permitted assigns.

3.8      WAIVER AND MODIFICATION

         No modification or waiver of all or any part of this Agreement will be valid unless in writing and signed by the Parties or their agents. Any waiver will be effective only for the particular event for which it is issued and will not be deemed a waiver with respect to any subsequent performance, default or matter.

3.9      APPLICABLE LAW AND FORUM

         Interpretation and performance of this Agreement will be in accordance with, and will be controlled by, the laws of the State of New York except its conflict of laws provisions to the extent they would require the application of the laws of any other jurisdiction. Each Party irrevocably consents that any legal action or proceeding arising under or relating to this Agreement will be brought in a court of the State of New York or a federal court of the United States of America located in the State of New York, County of New York. Each Party irrevocably waives any objection that it may now or in the future have to the State of New York, County of New York as the proper and exclusive forum for any legal action or proceeding arising under or relating to this Agreement.

3.10     SEVERABILITY

         If one or more provisions herein are held to be invalid, illegal or unenforceable in any respect it will be given effect to the extent permitted by applicable law, and such invalidity, illegality or unenforceability will not affect the validity of the other provisions of this Agreement.

3.11     AGENCY

         This Agreement is not intended, and will not be construed, to create any association, joint venture, agency relationship or partnership between O&R and ESCO or any other parties or to impose any such obligation or liability upon either Party.

3.12     NOT FOR THE BENEFIT OF THIRD PARTIES

         This Agreement is for the benefit of the Parties hereto and not for the benefit of any third parties.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, as of the date first above written.

                  ORANGE AND ROCKLAND UTILITIES, INC.

                           By  /s/ ROBERT J. SCARBO
                               ------------------------------------------------
                           Name Robert J. Scarbo
                           Title Director

                  (ESCO)

                           By  /s/ DOUG MARCILLE
                               ------------------------------------------------
                           Name Doug Marcille
                           Title Chairman and Chief Executive Officer